Exhibit 23.2

PricewaterhouseCoopers LLP 2001 Ross Avenue, Suite 1800 Dallas TX 75201-2997 Telephone (214) 999 1400 Facsimile (214) 754 7991

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 33-4813) of Ericsson Inc, of our report dated June 25, 2004 relating to the financial statements of Ericsson Capital Accumulation and Savings Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, TX

June 21, 2005